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                                                              FORM# KV-1

                                  [KV LOGO]

                          K-V PHARMACEUTICAL COMPANY
               EMPLOYMENT AND CONFIDENTIAL INFORMATION AGREEMENT

    This Agreement ("Agreement") is entered into on September 27, 1999, between Alan G. Johnson ("Employee") and K-V PHARMACEUTICAL COMPANY, a Delaware corporation ("KV").

    In consideration of Employee's employment or continued employment by KV and other valuable consideration, the receipt and sufficiency of which are acknowledged, Employee agrees as follows:

    1. AFFILIATES. KV has or may in the future have one or more subsidiaries and/or affiliated companies (collectively referred to in the remainder of this Agreement as the "Companies"). From time to time, KV and the Companies may exchange or use facilities, technology and/or Confidential Information (as that term is defined below) of the other. The covenants in this Agreement are for the benefit and protection of KV and the Companies.

    2. NATURE OF EMPLOYMENT. Employee is hereby employed by KV in the position of Senior Vice President, Strategic Planning and Corporate Growth. Employee acknowledges and agrees that his/her job title and/or responsibilities may change from time to time. Employee further agrees that, at all times, (s)he shall devote his/her full time and best efforts to performing all duties reasonably assigned by KV.

    3. COMPENSATION. As compensation for Employee's services to KV, Employee shall receive a base salary at the rate of three hundred fifty thousand dollars ($350,000,00) per year, payable at such intervals as KV pays its other employees. In addition, Employee shall be entitled to participate in the fringe benefits normally provided to other KV employees at comparable employment levels. Employee's compensation shall be subject to KV's normal compensation review.

    4. TERM. The initial term of this Agreement shall begin on September 27, 1999, and continue until March 31, 2000, unless terminated sooner in accordance with paragraph 5 of this Agreement. If not terminated sooner under paragraph 5 hereof, this Agreement shall automatically renew for successive one (1) year periods unless and until either party terminates this Agreement pursuant to the provisions of paragraph 5. Termination of this Agreement by either party, for any reason, shall in no manner affect the covenants contained in paragraphs 6-11 of this Agreement.

    5. TERMINATION. See substitute provision attached hereto as "Exhibit 1" and incorporated herein by this reference. KV reserves the right to cease the payment(s) described above if, in KV's reasonable determination, Employee breaches this Agreement during the period of such payments. Notwithstanding the foregoing, KV may terminate this Agreement without prior written notice to Employee or any continuing compensation obligations if, in KV's reasonable determination, Employee has breached this Agreement or Employee's continued employment is detrimental to KV's best interests. By way of example, but not limitation, Employee's continued employment will be deemed detrimental to KV's best interests if Employee has engaged in dishonesty, disloyalty, failure to perform his/her duties to KV or any act which may be harmful to the reputation of KV and/or the Companies.

    6. CONFIDENTIAL INFORMATION. In the course of performing his/her responsibilities as an employee of KV, Employee has or may come into possession of technical, financial or business information pertaining to KV and/or the Companies which is not published or readily available to the public, including, but not limited to, trade secrets, techniques, designs, formulae, methods, processes, devices, machinery, equipment, inventions, research and development projects, programs, plans and data, clinical projects and data, plans for future developments, marketing concepts and plans, pricing information, licensing agreements, and lists of or other information pertaining to and/or received from employees, customers and/or suppliers ("Confidential Information"). Employee acknowledges that the Confidential Information is important to and greatly affects the success of KV and the Companies in a competitive, worldwide marketplace. Employee further agrees that while employed by KV and at all times thereafter, regardless of how, when and why that employment ends, Employee shall hold in the strictest confidence, and shall not disclose, duplicate and/or use for himself/herself or any other person or entity any Confidential Information without: (A) the prior written consent of an officer of KV, or (B) unless required to do so in order to perform his/her responsibilities while employed by KV.

    7. PUBLICATION. Employee agrees not to publish or cause or permit to be published any article, oral presentation or material related to KV and/or the Companies, including any information related to any products or proposed products, without obtaining the prior written consent of an officer of KV.

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    8. NO OTHER CONTRACT. Except as listed below, Employee warrants that
(s)he is not bound by the terms of any other agreement, oral or written, which would limit or preclude him/her from disclosing to KV and/or the Companies any idea, invention, discovery or other information pertaining or related to Employee's responsibilities as an employee of KV. Employee agrees to promptly provide KV with a copy of any and all agreements listed below. Employee further agrees not to disclose to KV or the Companies, or to seek to induce KV or the Companies to use any confidential information, material or trade secrets belonging to any other person or entity.______________________
____________________________________________________________________________
____________________________________________________________________________

    9. RIGHT TO WORK PRODUCT. Any and all designs, inventions, discoveries, improvements, specifications, technical data, reports, business plans and other embodiments of Employee's work conceived, made, discovered and/or produced by Employee during the period of his/her employment by KV, either solely or jointly with others: (A) in the course of performing his/her duties for KV, (B) which are based, in whole or part, upon Confidential
Information, the resources, supplies, facilities or business, technical or financial information of KV and/or the Companies, or (C) which relate to the business or the anticipated research and development of KV, the Companies or both ("Work Product"), shall be the sole property of KV and available to KV at all times. Employee agrees to promptly disclose and assign and hereby assigns to KV, without royalty or other additional consideration, any and all of Employee's proprietary rights to any and all Work Product. Employee further agrees that during his/her employment by KV and after that employment ends, regardless of how, when and, why (s)he shall, upon KV's request: (A) execute any and all applications for copyright and/or patent of Work Product which may be prepared for his/her signature, (B) assign to KV any and all such applications, copyrights and patents relating thereto, and (C) assist KV, as KV deems necessary, in order for KV to apply for, defend or enforce any copyright or patent. KV shall pay all expenses of preparing, filing and prosecuting any such application and of obtaining such copyrights and patents. In the event Employee is not employed by KV at the time any request for assistance is made by KV, KV shall pay Employee a reasonable payment for Employee's time and shall schedule any needed assistance so as not to interfere with Employee's then current employment and obligations.

    10. RETURN OF PROPERTY. Upon the termination of Employee's employment with KV, regardless of how, when and why that employment ends, Employee shall immediately deliver to KV all property of KV and all property of the Companies, including, but not limited to, all records and documents (including all copies) containing or relating to Confidential Information.

    11. RESTRICTIVE COVENANTS. The parties acknowledge and agree that at the time this Agreement was entered, the business of KV and the Companies included, but was not limited to, the contract or private label manufacture for other marketers or distributors of pharmaceutical preparations or specialty chemicals, and the research, development, manufacture, sale and distribution of drug delivery products and technology. Employee agrees that during the thirty-six (36) consecutive months immediately following termination of Employee's employment with KV, regardless of how, when or why that employment ends, Employee shall not in any manner or in any capacity, directly or indirectly, for himself/herself or any other person or entity, actually or attempt:

    (A) to perform any of the same or similar responsibilities as Employee performed for KV under this Agreement, on behalf of or for any business that engages in the same or similar business as:
             (i)  KV anywhere KV has conducted business, or
             (ii) The Companies anywhere the Companies have conducted business during the twenty-four (24) months immediately preceding termination of employment; or

    (B) To interfere with or take away:
             (i)  any customer of KV that has conducted business with KV, or
             (ii) any customer of the Companies that has conducted business with the Companies during the twenty-four (24) months immediately preceding termination of employment; or

    (C) to interfere with any of the suppliers of KV and/or the Companies, including, without limitation, reducing in any material way the willingness or capability of any supplier to continue supplying KV with its and/or the Companies with their present or contemplated requirements; or

    (D) to solicit or interfere with the relationship between KV and any of its employees or agents, and/or the Companies and any of their employees or agents; or

    (E) to acquire any interest in any business that engages in the same or similar business as:
             (i)  KV anywhere KV has conducted business, or
             (ii) the Companies anywhere the Companies have conducted business during the twenty-four (24) months immediately preceding termination of employment.

Employee further agrees that (s)he shall not engage in any of the activities listed above while (s)he is employed by KV.

    Employee acknowledges and agrees that his/her experience, knowledge and capabilities are such that (s)he can obtain employment in unrelated pharmaceutical, chemical, food, industrial, household, confectionery or other businesses,

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and that the enforcement of this paragraph 11 by way of injunction would not prevent Employee from earning a livelihood. Employee further agrees that if
(s)he has any question(s) regarding the scope of activities restricted by this paragraph 11, (s)he shall, to avoid confusion or misunderstanding, submit the question(s) in writing to an officer of KV for a written response by KV. Employee additionally agrees to keep KV advised of the identity of his/her employer (including any unit or division to which Employee is assigned), his/her work location and his/her job responsibilities during the period covered by this paragraph 11.

    12. INVESTMENT SECURITIES. Anything to the contrary notwithstanding, nothing in this Agreement shall limit the right of Employee as an investor to hold or to acquire the stock or other investment securities of any business entity that is registered on a national securities exchange or regularly traded on a generally recognized over-the-counter market, so long as Employee's interest of any such business entity does not exceed five percent (5%) of the ownership of that business entity.

    13. MATERIAL BREACH. Any breach of this Agreement shall be a material breach of this Agreement.

    14. EMPLOYEE CONSENT. In order to preserve the rights under this Agreement of KV and the Companies, KV and/or the Companies may advise any third party with whom Employee may consider, establish or contract a relationship of the existence of this Agreement and of its terms. KV and the Companies shall have no liability for so acting.

    15. CONTROLLING LAW. This Agreement shall be construed in accordance with the laws of the State of Missouri. The parties agree that any controversy arising with respect to this Agreement shall fall under the exclusive jurisdiction of the Circuit Court of the County of St. Louis, Missouri, and each party hereby consents to the jurisdiction of that court.

    16. REMEDIES. Employee agrees that the promises in this Agreement are reasonable and necessary to protect the legitimate business interests of KV and the Companies, that any violation by Employee of any of the promises in this Agreement would result in great damage and irreparable injury to KV and/or the Companies, and that KV and/or the Companies have the right to any and all legal and/or equitable remedies available for breach of this Agreement. Employee further agrees that enforcement by KV and/or the Companies of the promises contained in this Agreement by way of injunction would not prevent Employee from making a living.

    17. SEVERABILITY. In the event any whole or partial provision in this Agreement is deemed unenforceable, it shall not invalidate the remaining whole or partial provisions of this Agreement. In addition, the parties have attempted to limit Employee's right to compete only to the extent necessary to protect KV from unfair competition. Consequently, the parties further agree that if any whole or partial restrictive covenant in this Agreement is deemed unenforceable because overly broad in geographic scope, activity or time duration, that provision shall be automatically modified so as to be enforceable to the maximum extent reasonable.

    18. ASSIGNMENT. This Agreement is not assignable by Employee, and shall be binding upon Employee and Employee's heirs, executors and legal and/or personal representatives. This Agreement is assignable by KV, and shall inure to the benefit of KV, its successors and assigns.

    19. NONWAIVER. Failure of KV and/or the Companies to exercise any of its/their rights in the event Employee breaches any of the promises in this Agreement shall not be construed as a waiver of such a breach or prevent KV and/or the Companies from later enforcing strict compliance with the promises in this Agreement.

    20. MODIFICATION. This Agreement contains the parties' complete agreement, and supersedes any other agreement, oral or written, pertaining to the subject matter of this Agreement. This Agreement may be altered, amended or revoked at any time only by a writing signed by both parties.

    21. ACKNOWLEDGMENT. Employee agrees that: (A) (s)he fully understands his/her right to discuss all aspects of this Agreement with legal or personal advisors of his/her choice, (B) to the extent (s)he desired, (s)he has done so, (C) (s)he has carefully read and fully understands all of the provisions of this Agreement, and (D) (s)he has voluntarily entered into this Agreement.


    IN WITNESS WHEREOF, Employee and KV have executed this Agreement on the day and year first written above.

EMPLOYEE                               COMPANY

     /s/ Alan G. Johnson               By        /s/ Gerald R. Mitchell
----------------------------------           ---------------------------------

                                       Title  VP Finance
                                             ----------------------------------
                                                    KV Pharmaceutical

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                          KV PHARMACEUTICAL COMPANY

              EMPLOYMENT AND CONFIDENTIAL INFORMATION AGREEMENT

                                  EXHIBIT 1

During the first twelve (12) months of employment, Employee may terminate this Agreement, for any reason, by giving KV one hundred eighty (180) days advance written notice. KV may, at its sole discretion, elect to have Employee cease work at any time during this one hundred eighty (180) day notice period and in such event KV's obligation to provide Employee with compensation and benefits shall cease when Employee ceases work. Any decision by KV to have Employee cease work at any time during the foregoing one hundred eighty (180) day notice period shall not be construed as a termination of this Agreement by KV.

During the first twelve (12) months of employment, KV may terminate this Agreement for any reason, including and not limited to cause, by giving employee thirty (30) days advance written notice. KV may, at its sole discretion, elect to pay Employee in lieu of having Employee continue to work during this thirty (30) day notice period. If KV exercises this right and option, it shall pay Employee, on KV's regularly scheduled paydays and in accordance with KV's regular pay practices, Employee's regular wages for this thirty (30) day notice period.

Following the first twelve (12) months of employment, either party may terminate this Agreement, for any reason, by giving the other party one hundred twenty (120) days advance written notice. KV may, at its sole discretion, elect to pay Employee in lieu of having Employee continue to work during this one hundred twenty (120) day notice period. If KV exercises this right and option, it shall pay Employee, on KV's regularly scheduled paydays and in accordance with KV's regular pay practices, Employee's regular wages for any portion of the one hundred twenty (120) day notice period Employee is not required to work, less usual withholdings, and offset by compensation Employee receives from other full-time non-temporary employment.